EXHIBITS
                                   ========
                                                     REFERENCE NUMBER 11

                            DIME COMMUNITY BANCORP, INC. AND SUBSIDIARY
                            STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS



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
                                                                       FOR THE                      FOR THE
                                                                    THREE MONTHS                 THREE MONTHS
                                                                       ENDED                        ENDED
                                                               SEPTEMBER 30, 1997           SEPTEMBER 30, 1996

Net income                                                                 $2,838                       $1,224
Weighted average common shares outstanding                                 11,833                       13,393
Common stock equivalents due to dilutive effect
   of stock options                                                           351                           -
                                                                     ------------                  -----------
Total weighted average common shares and
   common share equivalents                                                12,184                       13,393
                                                                     ============                   ==========
Earnings per common share and common share
   equivalents                                                              $0.23                        $0.09
                                                                     ============                   ==========
Total weighted average common shares and
   common share equivalents                                                12,184                       13,393
Additional dilutive shares using ending period
    market value versus average market value for
    the period when utilizing the treasury stock
    method regarding stock options                                             51                           -
                                                                     ------------                   ----------
Total shares for fully diluted earnings per share                          12,235                       13,393
                                                                     ============                   ==========
Fully diluted earnings per common share and
    common share equivalents                                                $0.23                        $0.09
                                                                     ============                   ==========
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